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                                                                    EXHIBIT 10.6


                                UNITED USN, INC.
                            1994 STOCK OPTION PLAN,
              As Amended and Restated Effective September 20, 1996


          1. Purpose of the Plan. The United USN, Inc. 1994 Stock Option Plan is intended to advance the best interests of United USN, Inc. and its Subsidiaries by providing the executive officers and other employees of United USN, Inc. and its Subsidiaries with additional incentives by allowing them to acquire an ownership interest in United USN, Inc. and thereby encouraging them to contribute to the success of United USN, Inc.'s business.

          2. Definitions. As used herein, the following definitions shall apply:

          (a) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

          (b)  "Board" shall mean the Board of Directors of United USN, Inc.

          (c) "Cause", unless otherwise provided in the applicable Option Agreement, shall mean (i) a material breach of a Participant's employment agreement or, in the absence of a written agreement, the terms of employment, (ii) a breach of Participant's duty of loyalty to the Company or any act of dishonesty or fraud with respect to the Company, (iii) the commission by Participant of a felony, a crime involving moral turpitude or other act causing material harm to the Company's standing and reputation,
     (iv) Participant's continued failure to perform his or her duties to the Company or (v) Participant's substandard performance. For the purposes of this Plan, "substandard performance" shall be determined by a majority of the Board (excluding Participant). The Board shall give Participant written notice of the Board's concern over Participant's performance, and Participant shall have 15 days to prepare for a meeting with the
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     Board, at which time Participant may present any information on market competitive conditions and any other factors bearing upon Participant's performance. In assessing Participant's performance, the Board shall give due consideration to the overall industry experience in assessing Participant's performance. After due consideration of these factors, if a majority of the Board (excluding Participant) determines in good faith that Company would have performed substantially better with other management and that the future performance of the Company would be best served by new management, the Board may terminate Participant for "substandard performance."

          (d) "Change in Control" shall be deemed to have occurred if an event set forth in any one of the following paragraphs (i)-(iv) shall have occurred:

               (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of United USN, Inc. representing thirty-five percent (35%) or more of the combined voting power of the then outstanding securities of United USN, Inc., excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (x) of paragraph (iii) below; or

               (ii) prior to any initial public offering, the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on September 20, 1996, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of United USN, Inc.) whose appointment or election by the Board or nomination for election by the stockholders of United USN, Inc. was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

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               (iii) the stockholders of United USN, Inc. approve a merger or consolidation of United USN, Inc. with any other corporation or the issuance of voting securities of United USN, Inc. in connection with a merger or consolidation of United USN, Inc. (or any direct or indirect subsidiary of United USN, Inc.) pursuant to applicable stock exchange requirements, other than (x) a merger or consolidation which would result in the voting securities of United USN, Inc. outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least fifty percent (50%) of the combined voting power of the securities of United USN, Inc. or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of United USN, Inc. (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of United USN, Inc. representing thirty-five percent (35%) or more of the combined voting power of the then outstanding securities of United USN, Inc.; or

               (iv) the stockholders of United USN, Inc. approve a plan of complete liquidation or dissolution of United USN, Inc. or an agreement for the sale or disposition by United USN, Inc. of all or substantially all of the assets of United USN, Inc.

     Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of United USN, Inc. immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of United USN, Inc. immediately following such transaction or series of transactions.

          (e)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

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          (f)  "Committee" shall mean a committee of the Board appointed to administer the Plan. The Committee shall be composed of three or more directors as appointed from time to time to serve by the Board.

          (g) "Common Stock" shall mean the Class A Common Stock, par value $.01 per share, of United USN, Inc., or, in the event that the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities, such other stock or securities.

          (h) "Company" shall mean United USN, Inc., a Delaware corporation (and any successors thereto), and any Subsidiary of United USN, Inc. (and any successors thereto).

          (i) "Disability" shall mean the inability, due to illness, accident, injury, physical or mental incapacity or other disability, of any Participant to effectively carry out his or her duties and obligations to the Company on a full-time basis or to participate effectively or actively in the management of the Company for a period of at least 60 consecutive days or for shorter periods aggregating at least 90 days (whether or not consecutive) during any twelve month period, as determined in the reasonable judgment of the Board.

          (j) "Employee" shall mean any person, including officers, employed by the Company.

          (k) "Fair Market Value" of the Common Stock, unless otherwise provided in the applicable Option Agreement, shall be determined by the Committee or, in the absence of the Committee, by the Board.

          (l) "Incentive Stock Option" shall mean any Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code or any successor provision.

          (m) "Nonqualified Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

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          (n)  "Option" shall mean an Incentive Stock Option or a Nonqualified
     Stock Option granted pursuant to the Plan.

          (o) "Option Agreement" shall mean the written option agreement entered into between the Company and the Participant upon the grant of any Option.

          (p)  "Option Shares" shall mean the Shares subject to an Option.

          (q) "Participant" shall mean any executive officer or other key employee of the Company who has been selected to participate in the Plan by the Committee or the Board.

          (r) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) United USN, Inc. or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of United USN, Inc. or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the stockholders of United USN, Inc. in substantially the same proportions as their ownership of stock of United USN, Inc., or (v) any of the following entities or their affiliates: BT Capital Partners, Inc., Chase Capital Partners, CIBC Wood Gundy Ventures, Inc., Hancock Venture Partners IV, Enterprises & Transcommunications, L.P. and Merrill Lynch Global Allocation Fund, Inc.

          (s) "Plan" shall mean the United USN, Inc. 1994 Stock Option Plan, as it may be amended from time to time.

          (t) "Qualified Public Offering" shall mean the sale, in an underwritten public offering registered under the Securities Act of 1933, as amended, of shares of Common Stock having an aggregate value of at least $20 million.

          (u) "Sale of United USN, Inc." shall mean a merger or consolidation effecting a Change in Con-

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     trol of United USN, Inc., a sale of all or substantially all of United
     USN, Inc.'s assets or a sale of a majority of United USN, Inc.'s outstanding voting securities.

          (v) "Share" shall mean one share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

          (w) "Subsidiary" shall mean a "subsidiary corporation," of United USN, Inc. whether now or hereafter existing, as such term is defined in
     Section 424(f) of the Code.

          (x) "United USN, Inc." shall mean United USN, Inc., a Delaware corporation (and any successors thereto).

     3. Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be issued pursuant to the Plan is 100,452. The Shares may be either authorized but unissued shares, treasury shares, reacquired shares, or any combination thereof. If an Option should expire or become unexercisable for any reason without having been exercised in full, any Shares which would otherwise have been issuable pursuant thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

     4. Administration of the Plan. The Plan shall be administered by the Committee; provided, however, that if for any reason the Committee shall not have been appointed by the Board, all authorized duties of the Committee under the Plan shall be vested in and exercised by the Board. Subject to the provisions of the Plan and any applicable Option Agreement, the Committee shall have the authority, in its discretion: (i) to grant Incentive Stock Options or Nonqualified Stock Options; (ii) to determine the Fair Market Value of the Common Stock; (iii) to determine in accordance with Section 7(b) of the Plan the exercise price per share of Options to be granted; (iv) to determine the Participants to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option; (v) to interpret the Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to the Plan; (vii) to

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determine the terms and provisions of each Option granted (which need not be identical), including but not limited to the vesting schedule for each Option granted, and modify or amend the terms of each outstanding Option subject to
Section 16 hereof; (viii) to reduce the exercise price per share of outstanding and unexercised Options; (ix) to accelerate or defer the exercise date of any outstanding Option; (x) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an option previously granted by the Committee; and (xi) to make all other determinations (except a determination of "Cause" which shall be made by the Board) deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be final and binding on all Participants and any other holders of any Options granted under the Plan.

     5.  Eligibility.

          (a) Options may be granted to Employees who, in the opinion of the Committee, contribute significantly to the Company. The directors of the Company who are not Employees shall not be eligible to participate in the Plan.

          (b) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Common Stock with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options.

          (c) For purposes of Section 5(b), Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Common Stock shall be determined as of the time the Option with respect to such Shares is granted.

     6. Term of Plan. The Plan shall become effective upon the latest of the following two events to occur: (a) approval of the Plan by the stockholders of United USN, Inc. and (b) adoption of the Plan by the Board. The

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Plan shall continue in effect for ten (10) years from the effective date, unless sooner terminated in accordance with the provisions of Section 15 of the Plan.

     7. Terms of Options. Unless otherwise determined by the Committee and set forth in the Option Agreement, Options granted pursuant to the Plan shall have the following terms:

          (a) The Option exercise period for each Option shall be no more than ten (10) years from the date of the grant.

          (b) The per Share exercise price of the Options shall be determined by the Committee and may be fixed at the time of grant, float in accordance with a predetermined formula, or any combination thereof.

          (c) Options shall be exercisable at such time or times as the Committee shall determine at or subsequent to the grant date.

          (d) The consideration to be paid for the Shares to be issued upon exercise of an option, including the method of payment, shall be determined by the Committee at the time of grant and may consist of cash and/or check. The Committee may determine, in its discretion, that additional forms of payment will be permitted, including, but not limited to, by delivery of Shares held by the Participant having a Fair Market Value equal to the exercise price. The Committee, in its discretion, may at any time prior to the exercise of an Option determine that certain forms of payment may not be available to a particular Participant.

          (e) If permitted by the Committee, in its sole discretion, a Participant may elect to pay withholding tax obligations by having the Company withhold Shares having a value equal to the amount of tax required to be withheld. The value of the Shares to be withheld shall equal the Fair Market Value of the Shares on the day the Option is exercised.

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     8.  Exercise of Option.

          (a) Each Option may be exercised in whole or in part; provided, however, that no Option may be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 7(d) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Option Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option.

          (b) In no event shall any part of any Option be exercisable after the date of expiration thereof (the "Expiration Date"), as determined by the Committee pursuant to Section 7(a) above.

          (c) Except as otherwise provided by the Committee in the Option Agreement, any portion of a Participant's Option that was not vested and exercisable on the date of the termination of such Participant's employment for whatever reason shall expire and be forfeited as of such date; provided, however, that: (i) if any Participant dies or becomes subject to any Disability, such Participant's Option will expire 90 days after the date of his or her death or Disability, but in no event after the Expiration Date, (ii) if any Participant retires (with the approval of the Committee or the Board), his or her Option will expire 90 days after the date of his or her retirement, but in no event after the Expiration Date, and (iii) if any Participant is discharged for any reason other than for Cause, such Participant's Option will expire 30 days after the

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     date of his or her discharge, but in no event after the Expiration Date.

     9. Non-Transferability of Options. Options granted under the Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by will or by the laws of descent or distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. In the event of the death of a Participant, the exercise of Options granted hereunder shall be made only by the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the Option shall pass by will or the laws of descent and distribution.

     10.  Adjustments Upon Changes in Capitalization or Sale.

          (a) In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Board or the Committee may, in its sole discretion, in order to prevent the dilution or enlargement of rights under outstanding Options, make such adjustments in the number and type of Shares authorized by or granted under the Plan, the number and type of Option Shares and the exercise prices specified therein as may be determined to be appropriate and equitable.

          (b) In the event of a Sale of United USN, Inc. or a Qualified Public Offering, the Committee may provide, in its discretion, that the Options shall become immediately exercisable by any Participants at the time of the Sale of United USN, Inc. or the Qualified Public Offering and that such Options shall terminate if not exercised as of the date of the Sale of United USN, Inc., the Qualified Public Offering or other prescribed period of time.

     11. Written Agreement. Each Option granted hereunder to a Participant shall be embodied in a written Option Agreement which shall be signed by the Participant and by a duly authorized officer of United USN, Inc. for and in the name and on behalf of United USN, Inc. and shall be subject to the terms and conditions prescribed

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herein (including, but not limited to, (i) the right of United USN, Inc. and such other persons as the Committee shall designate ("Designees") to repurchase from each Participant, and such Participant's permitted transferees, all shares of Common Stock issued or issuable to such Participant on the exercise of an Option in the event of such Participant's termination of employment, (ii) rights of first refusal granted to United USN, Inc. and Designees, (iii) holdback and other registration right restrictions in the event of a public registration of any equity securities of United USN, Inc. and (iv) any other terms and conditions which the Committee shall deem necessary and desirable).

     12. Listing, Registration and Compliance with Laws and Regulations. Options shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to the Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Options or the issuance or purchase of shares thereunder, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Options will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of an Option that, in the Committee's discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder.

     13. Rights of Participants. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time (with or without Cause), nor confer upon any Participant any right to continue in the employ of the Company for any period of time or to continue his or her present

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(or any other) rate of compensation and, except as otherwise provided under this Plan or by the Committee in the Option Agreement, in the event of any Participant's termination of employment (including, but not limited to, the termination of a Participant's employment by the Company without Cause) any portion of such Participant's Option that was not previously vested and exercisable will expire and be forfeited as of the date of such termination. No Employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

     14. Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from any Participant from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Shares issuable under the Plan, and the Company may defer such issuance unless indemnified to its satisfaction.

     15.  Amendment, Suspension and Termination of Plan.   The Board or the
Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided, however, that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed, and no such amendment, suspension or termination shall impair the rights of Participants under outstanding Options without the consent of the Participants affected thereby. No Options shall be granted hereunder after the tenth anniversary of the adoption of the Plan.

     16. Amendment, Modification and Cancellation of Outstanding Options. The Committee may amend or modify any Option in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option; provided that no such amendment or modification shall impair the rights of any Participant under any Option without the consent of such Participant. With the Participant's consent, the Committee may cancel any Option and issue a new Option to such Participant.

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     17.  Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided, however, that any such Committee member shall be entitled to the indemnification rights set forth in this Section 17 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding a Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his or her own behalf.



Amended and Restated by United USN, Inc.
Board of Directors on
September 20, 1996

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